UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 9, 2006 (October 27, 2006)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Glen L. Larsen Building
877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year,, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

 ☐ Written communications pursuant to Rule 425 under the Securities Act
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8: Other Events.

Item 8.01.  Other Events.

United States Tenth Circuit Court of Appeals Affirms Dismissal of Challenges to Mt. Emmons Patents. On October 27, 2006, the United States Tenth Circuit Court of Appeals (the 10th CCA”) affirmed the July 21, 2006 decision of the 10th CCA panel upholding the January 12, 2005 dismissal by United States District Court for the District of Colorado of challenges to the issuance of mining patents (by the United States Bureau of Land Management) on certain of the properties comprising the Mt. Emmons properties, to Phelps Dodge Corporation and Mt. Emmons Mining Company. The case is High Country Citizen’s Alliance, Town of Crested Butte, Colorado, and The Board of County Commissioners of the County of Gunnison, Colorado ( the “Appellants”) v. Kathleen Clarke, Director of the Bureau of Land Management et. al., Gale Norton, Secretary of Interior, U.S. Department of the Interior; Phelps Dodge Corporation; Mt. Emmons Mining Company (the 10th CCA case number is D.C. No. 04-MK-749PAC and No. 05-1085).

On September 5, 2006, the Appellants had filed a Petition for Rehearing En Banc of the July 21, 2006 decision before the entire 10th CCA. The October 27, 2006 order denied the Appellants’ Petition of Rehearing En Banc. Thus, the Panel’s July 21, 2006, ruling was upheld denying the challenges to the patents.

The subject patents (and adjacent properties) are held by U.S. Energy Corp. and Crested Corp. For further information on the Mt. Emmons property, and the background of this litigation (to which neither U.S. Energy Corp. nor Crested Corp. have been parties), please see the Form 10-Ks for the year ended December 31, 2005 filed by U.S. Energy Corp. and Crested Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: November 9, 2006	By:	/s/ Keith G. Larsen
Keith G. Larsen, CEO